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                  DE MARTINO FINKELSTEIN ROSEN & VIRGA
         A PARTNERSHIP CONSISTING OF PROFESSIONAL CORPORATIONS
                     1818 N STREET N.W., SUITE 400
                     WASHINGTON, D.C.  20036-2492
                                ------
                       TELEPHONE (202) 659-0494
                       TELECOPIER (202) 659-1290

VICTORIA BAYLIN*
KATHLEEN L. CERVENY                          NEW YORK OFFICE
RALPH V. DE MARTINO                              ------
STEVEN R. FINKELSTEIN*                       90 BROAD STREET, SUITE 1700
KEITH H. PETERSON*                           NEW YORK, NEW YORK 10004-2205
JEFFREY S. ROSEN                             TELEPHONE (212) 363-2500
GERARD A. VIRGA*                             TELECOPIER (212) 363-2723
*NOT ADMITTED TO DISTRICT OF COLUMBIA BAR

March 5, 1996

Board of Directors
Medcross, Inc.
3227 Bennet Street North
St. Petersburg, FL 33713

    Re:  Registration Statemet on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Medcross, Inc., a Florida corporation (the "Company), in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the "Registration
Statement") under the Securities Act of 1933, as amended, relating to (i) the issuance by the Company of up to 50,000 shares of Common Stock, $.007 par value (the "Common Stock") upon exercise of that certain Common Stock Purchase Option (the"Option") issued to Jason H. Pollak (the
"Consultant") pursuant to the terms of a certain Consulting Agreement dated as of October 18, 1995, as amended and restated on March 4, 1996, by and between the Company and the Consultant (the
"Consulting Agreement") and (ii) the resale of such Shares by the Consultant.

We have examined the Consulting Agreement, the Option, the Articles of Incorporation, as
amended, and the By-Laws of the Company, the minutes of the various meetings and consents of the
Company's Board of Directors, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.  As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.  We are not herein passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements or other provisions contained in any of the foregoing materials.
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DE MARTINO FINKELSTEIN ROSEN & VIRGA

Board of Directors
Medcross, Inc.
March 5, 1996
Page 2

In connection with the preparation of this opinion, we have reviewed such questions of law as we have deemed necessary.  We do not herein give any opinion with respect to the laws of any jurisdiction other than the general laws of the United States of America, the federal securities laws and the laws of the District of Columbia.  Except as otherwise provided herein, we have assumed that, insofar as the laws of another jurisdiction may be applicable to any matters to which this opinion may relate, such laws are identical to the laws of the District of Columbia, however, we express no opinion as to the extent to which the laws of the District of Columbia or such other jurisdiction may apply.

Based upon the foregoing, we are of the opinion that the 50,000 shares of Common Stock issuable upon exercise of the Option to the Consultant pursuant to the terms of the Option and which shares are subject of the Registration Statement have been duly authorized and when such shares of Common Stock are paid for and issued in accordance with the terms of the Option the Shares will be legally issued, fully paid and nonassessable and, furthermore, the Shares, upon sale by the Consultant, will be legally issued, fully paid and nonassessable.

We hereby consent your filing a copy of this opinion as an exhibit to the Registration Statement.

                              Yours very truly,

                              /s/ De Martino Finkelstein Rosen & Virga
                              De Martino Finkelstein Rosen & Virga
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